EXHIBIT 4.2


THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (II) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR STATE SECURITIES LAW.


                              __________ ____, 1996



                         MAGICWORKS ENTERTAINMENT, INC.
                    REDEEMABLE COMMON STOCK PURCHASE WARRANT

                     The Transferability of this Warrant is
                   Restricted as Provided in SECTION 3 hereof.

                                                        ___________  Warrants

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by MAGICWORKS ENTERTAINMENT, INC., a Florida corporation and its successor by merger (the "Company"), is hereby granted the right to purchase, subject to redemption hereof in accordance with
SECTION 7 hereof, at the initial exercise price of three dollars and fifty cents ($3.50) per share (subject to adjustment as set forth herein), ________ (____) shares of common stock of the Company (the "Shares"). Each Redeemable Common Stock Purchase Warrant ("Warrant") may be exercised from the date hereof until July 30, 2001.

                  Each Warrant initially is exercisable at a price of three dollars and fifty cents ($3.50) per Share payable in cash or by certified or official bank check in New York Clearing House funds, subject to adjustments as provided in SECTION 6 hereof. Upon surrender of this Warrant, with the annexed Subscription Form duly executed, together with payment of the Purchase Price (as hereinafter defined) for the Shares purchased at the offices of the Company, the registered holder of this Warrant (the "Holder") shall be entitled to receive a certificate or certificates for the Shares so purchased.

                  1.       EXERCISE OF WARRANT.

                  The purchase rights represented by this Warrant are exercisable at the option of the Holder, in whole or in part (but not as to fractional Shares underlying this Warrant), during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the Shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the Shares purchasable hereunder.

                  2.       ISSUANCE OF CERTIFICATES.

                  Upon the exercise of this Warrant and payment in full for the Shares, the issuance of certificates for Shares underlying this Warrant shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder, including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of SECTION 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The certificates representing the Shares underlying this Warrant shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Co-Chairman of the Board of Directors, President or Vice President and Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Company.

                  3.       RESTRICTION ON TRANSFER.

                  Neither this Warrant nor any Share issuable upon exercise hereof has been registered under the Securities Act of 1933, as amended (the "Securities Act"), and none of such securities may be offered, sold, pledged, hypothecated, assigned or transferred except (i) pursuant to a registration statement under the Securities Act which has become effective and is current with respect to such securities, or, (ii) pursuant to a specific exemption from registration under the Securities Act but only upon a Holder hereof first having obtained the written opinion of counsel to the Company, or other counsel reasonably acceptable to the Company, that the proposed disposition is consistent with all applicable provisions of the Securities Act as well as any applicable "Blue Sky" or similar state securities law. Upon exercise, in part or in whole, of this Warrant, each certificate issued representing the Shares underlying this Warrant shall bear a legend to the effect of the legend on the first page of this Warrant.

                  4.       REGISTRATION UNDER THE SECURITIES ACT OF 1933,
AS AMENDED.

                  4.1 THE COMPANY'S REGISTRATION. As soon as practicable after July 30, 1996, and in any event not later than 30 days thereafter (the date of the consummation of the merger


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of Magicworks Entertainment, Inc., a Florida corporation, with and into Shadow
Wood Corporation, a Delaware corporation (the "Merger")), the Company shall prepare and file with the Securities and Exchange Commission (the "Commission"), one or more registration statements and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for Capital Growth International, L.L.C. (the "Placement Agent") and the holders (collectively, the "Registration Rights Holders") of the Common Stock, the Note Shares, the Placement Agent Shares and the Placement Agent Warrant Shares (as each such terms are defined in the Confidential Private Placement Memorandum dated June 6, 1996 of the Company as well as the Shares (collectively, the "Registration Rights Securities"), in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of the Registration Rights Securities for a consecutive period (the "Registration Period") ending on the earlier of (i) July 30, 2001 and (ii) such time as, in the written opinion of counsel for the Company, all of the Registration Rights Securities are eligible for public resale without registration under the Securities Act.

                  4.2      DEMAND REGISTRATION.

                  (a) In the event a registration statement referred to in
Section 4.1 does not become effective within six months after the Merger or the effectiveness thereof is not maintained for the duration of the Registration Period, or if for any reason the Registration Rights Securities may not be resold without the availability of an exemption from registration under the Securities Act, Registration Rights Holders representing a Majority (as defined in Section 4.4(g)) of the Registration Rights Securities shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the Commission, one or more registration statements and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Placement Agent and the Registration Rights Holders in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of the Registration Rights Securities by such Registration Rights Holders and any other Registration Rights Holders who notify the Company within ten (10) days after receiving notice from the Company of such registration request (as set forth below), for the Registration Period.

                  (b) The Company covenants and agrees to give written notice of any registration request under this SECTION 4.2 by any Registration Rights Holder to all other Registration Rights Holders within ten (10) days from the date of the receipt of any such registration request.

                  (c) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor and to have any registration statement declared effective at the earliest possible time. The Company shall furnish each Registration Rights Holder desiring to sell Registration Rights Securities such number of prospectuses as shall reasonably be requested.


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



                  4.3      PIGGYBACK REGISTRATION.

                  (a) If, in the event the registration statement referred to in
Section 4.1 does not become effective within six months after the date of the consummation of the Merger or the effectiveness thereof is not maintained for the duration of the Registration Period, or if for any reason the Registration Rights Securities may not be resold without the availability of an exemption from registration under the Securities Act, the Company proposes to register any of its securities under the Securities Act (other than in connection with a merger, acquisition or exchange offer on Form S-4 or pursuant to Form S-8 or successor forms) it will give written notice by registered or certified mail, at least thirty (30) days prior to the filing of each such registration statement, to the Registration Rights Holders of its intention to do so. Upon the written request of any Registration Rights Holder given within ten (10) days after receipt of any such notice of his or her desire to include any Registration Rights Securities in such proposed registration statement, the Company shall afford the Registration Rights Holders the opportunity to have any such Registration Rights Securities registered under such registration statement.

                  (b) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 4.3(a) to include any Registration Rights Securities in such underwriting unless such Registration Rights Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not materially adversely affect the offering by the Company. If the total amount of securities, including Registration Rights Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion will materially adversely affect the offering, then the Company shall be required to include in the offering only that number of such securities, including Registration Rights Securities, which the underwriters determine in their sole discretion will not materially adversely affect the offering (the securities so included to be apportioned pro rata among the Registration Rights Holders according to the total amount of Registration Rights Securities entitled to be included therein owned by each Registration Rights Holder or in such other proportions as shall mutually be agreed to by the Registration Rights Holders); provided that the number of Registration Rights Securities to be included in such underwriting shall not be so reduced unless the securities of other selling stockholders are first entirely excluded from the underwriting.

                  (c) Notwithstanding the provisions of this Section 4.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 4.3 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.


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



                  4.4 COVENANTS WITH RESPECT TO REGISTRATION. In connection with any registration under any of Sections 4.1, 4.2 and 4.3 hereof, the Company covenants and agrees as follows:

                  (a) The Company shall pay all costs (excluding fees and expenses of Registration Rights Holder(s)' counsel and any underwriting or selling commissions or other charges of any broker-dealer acting on behalf of Registration Rights Holder(s)), fees and expenses in connection with all registration statements filed pursuant to any of Sections 4.1, 4.2 and 4.3 hereof including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses.

                  (b) The Company will take all necessary action which may be required in qualifying or registering the securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Registration Rights Holder(s), provided that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                  (c) The Company shall indemnify the Registration Rights Holder(s), each of their directors and officers and each person, if any, who controls such Registration Rights Holder(s) within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities and Exchange Act of 1934 (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Registration Rights Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the National Association of Securities Dealers, Inc., The Nasdaq Stock Market or any securities exchange, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in strict conformity with written information furnished to the Company by the Registration Rights Holder(s) expressly for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against the Registration Rights Holder(s) or any controlling person of the Registration Rights Holder(s) in respect of which indemnity may be sought against the Company pursuant to this Section 4.4(c), the Registration Rights Holder(s) or such controlling person shall, within thirty (30) days after the receipt of a summons or complaint, notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and payment of reasonable fees and expenses of counsel (which counsel shall be reasonably satisfactory to the Registration Rights Holder(s) or such controlling person), but the failure to give such notice shall not affect such indemnified person's right to indemnification hereunder except to the extent that the Company's defense of such action was materially adversely affected thereby. The Registration Rights Holder(s) or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Registration Rights Holder(s) or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for all of the Registration Rights Holder(s) and/or such controlling person shall be borne by the Company. Except as expressly provided in the previous sentence, in the event that the Company shall have assumed the defense of any such action or claim, the Company shall not thereafter be liable to the Registration Rights Holder(s) or such controlling person in investigating, preparing or defending any such action or claim. The Company agrees to notify promptly the Registration Rights Holder(s) of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the resale of any of the Registration Rights Securities in connection with such registration statement. The Company further agrees that upon demand by an indemnified person, at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 4.4(c), any such payment or reimbursement by the Company of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against any Registration Rights Holder or such indemnified person as a direct result of any Registration Rights Holder or such person's gross negligence or willful misfeasance will be promptly repaid to the Company.

                  (d) The Registration Rights Holder(s), and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising from written information furnished by or on behalf of such Registration Rights Holder(s), or their successors or assigns, expressly for use in such registration statement. The Registration Rights Holder(s) further agree(s) that upon demand by an indemnified person, at any time or from time to time, they will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Registration Rights Holder(s) have indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 4.4(d), any such payment or reimbursement by the Registration Rights Holder(s) of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against the Company or such indemnified person as


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



a direct result of the Company or such person's gross negligence or willful misfeasance will be promptly repaid to the Registration Rights Holder(s).

                  (e) Nothing contained in this Agreement shall be construed as requiring the Registration Rights Holder(s) to convert, exchange or exercise any securities convertible, exchangeable or exercisable for Common Stock prior to the initial filing of any registration statement or the effectiveness thereof.

                  (f) With respect to any registration under SECTION 4.2 hereof, the Company shall enter into an underwriting agreement with the managing underwriter, if any, selected for such underwriting by Registration Rights Holders holding a Majority of the securities requested to be included in such underwriting. Such agreement shall be satisfactory in form and substance to the Company a Majority of Registration Rights Holders and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Registration Rights Holders shall be parties to any underwriting agreement relating to an underwritten sale of their securities and may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Registration Rights Holders. Such Registration Rights Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Registration Rights Holders and their intended methods of distribution.

                  (g) For purposes of this Agreement, the term "Majority" in reference to the Registration Rights Holders shall mean in excess of fifty percent (50%) of the then outstanding Registration Rights Securities (assuming the exercise of all outstanding warrants, if not yet exercised) that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Securities Act.

                  5.       PRICE.

                  5.1 INITIAL AND ADJUSTED PURCHASE PRICE. The initial purchase price shall be three dollars and fifty cents ($3.50) per Share. The adjusted purchase price shall be the price which shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of SECTION 6 hereof.

                  5.2 PURCHASE PRICE. The term "Purchase Price" herein shall mean the initial purchase price or the adjusted purchase price, depending upon the context.

                  6.       ADJUSTMENT OF PURCHASE PRICE AND THRESHOLD PRICE.

                  (a) If the Company at any time or from time to time while this Warrant is issued and outstanding shall declare or pay, without consideration, any dividend on the Common

Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Purchase Price and Threshold Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  (b) If the Shares issuable upon exercise hereof shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in SECTION 6(a)), the Purchase Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Shares shall be convertible into, in lieu of the number of shares of Common Stock which the Holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of Shares that would have been subject to receipt by the Holder upon exercise hereof immediately before that change. The Threshold Price shall likewise be adjusted in accordance with this Section 6(b).

                  (c) Upon the occurrence of each adjustment or readjustment of any Purchase Price pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

                  7.       REDEMPTION OF THE WARRANTS.

                  (a) The Company may, on 30 days' prior written notice redeem all the Warrants at ten cents ($.10) per Warrant, provided, however, that before any such call for redemption of Warrants can take place, (i) the Shares are registered under the Securities Act and applicable "Blue Sky" laws, (ii) a current prospectus is then available for the resale of the Shares and (iii) the closing bid price of the Common Stock as reported by Nasdaq, the OTC Bulletin Board, or such other market on which the Common Stock is then traded, exceeds $5.00 per share for the 20 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption contemplated by (b) and (c) below is given (subject to adjustment in the event of any stock splits or other similar events as provided herein).

                  (b) In case the Company shall exercise its right to redeem all of the Warrants, it shall give or cause to be given notice to the Registered Holders of the Warrants, by mailing to such Registered Holders a notice of redemption, first class, postage prepaid, at their last


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address as shall appear on the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice. Not less than five business days prior to the mailing to the Registered Holders of the Warrants of the notice of redemption, the Company shall deliver or cause to be delivered to Capital Growth International, L.L.C. a similar notice telephonically and confirmed in writing together with a list of the Registered Holders (including their respective addresses and number of Warrants beneficially owned) to whom such notice of redemption has been or will be given.

                  (c) The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, which shall in no event be less than thirty (30) days after the date of mailing of such notice, (iii) the place where the Warrant Certificate shall be delivered and the redemption price shall be paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  (d) Any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. The redemption price payable to the Registered Holders shall be mailed to such persons at their addresses of record.

                  8.       MERGER OR CONSOLIDATION.

                  In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding common stock of the Company), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of his Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of shares of common stock of the Company for which his Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in SECTION 6. The above provisions of this
SECTION 8 shall similarly apply to successive consolidations or mergers.


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                  9.       EXCHANGE AND REPLACEMENT OF WARRANT.

                  This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Shares as are purchasable hereunder in such denominations as shall be designated by the Holder hereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

                  10.      ELIMINATION OF FRACTIONAL INTERESTS.

                  The Company shall not be required to issue certificates representing fractions of Shares on the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

                  11.      RESERVATION OF SECURITIES.

                  The Company shall at all times reserve and keep available out of its authorized common stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of Shares as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid and nonassessable.

                  12.      NOTICES TO WARRANT HOLDERS.

                  Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company.

                  13.      NOTICES.

                  All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, five days after the date of deposit in the United States mails, as follows:


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




                  (a)      If to the Company, to:

                         Magicworks Entertainment, Inc.
                         930 Washington Avenue
                         5th Floor
                         Miami Beach, Florida 33139
                         Attention:  Brad Krassner, Co-Chairman

                  (b) If to the Holder, to the address of such Holder as shown on the books of the Company.

                  14.      SUCCESSORS.

                  All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

                  15.      HEADINGS.

                  The headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

                  16.      LAW GOVERNING.

                  This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to conflicts of law, rules or principles.


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



                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its corporate name by, and such signature to be attested to by, a duly authorized officer on the date first above written.

                                       MAGICWORKS ENTERTAINMENT, INC.


                                       By:
                                         ----------------------------------
                                         Name:
                                         Title:


Attest:


------------------------------------
Name:
Title:


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                                SUBSCRIPTION FORM



                    (To be Executed by the Registered Holder
                        in order to Exercise the Warrant)


                  The undersigned hereby irrevocably elects to exercise the right to purchase Shares represented by this Warrant in accordance to the conditions hereof and herewith makes payment of the Purchase Price of such Shares in full.


                                     --------------------------------------
                                                   Signature


                                     --------------------------------------
                                                    Address



                                      ---------------------------------------
                                       Social Security Number or Taxpayer's
                                       Identification Number